Exhibit 99.2

JONES ENERGY, INC. ANNOUNCES CLOSING OF ARKOMA BASIN SALE AND SCHEDULES 2017 SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Austin, TX – August 1, 2017 – Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or “the Company”) announced today the closing of its previously announced Arkoma Basin divestiture for $65 million, subject to customary closing adjustments.

Jonny Jones, founder, chairman and CEO said, “The sale of our Arkoma Basin properties is a significant catalyst in our deleveraging story. Jones Energy is now a pure play Anadarko Basin company and we are using proceeds from the sale to pay down debt and focus our attention on the Merge. I look forward to updating you with additional asset sales as they occur and updating you with details on our second quarter earnings later this week.”

2017 Second Quarter Earnings Release and Conference Call

The Company also announced today that it plans to release its second quarter 2017 financial and operational results on Thursday, August 3, 2017 after the market closes. In connection with the earnings release, Jones Energy will host a conference call for investors and analysts to discuss its results on Friday, August 4, 2017 at 10:30 a.m. ET (9:30 a.m. CT).  The conference call can be accessed via webcast through the Investor Relations section of Jones Energy’s website, www.jonesenergy.com, or by dialing (833) 231-8272 (for domestic U.S.) or (647) 689-4117 (International) and entering conference code 56297957.

If you are not able to participate in the conference call, the webcast replay and a downloadable audio file will be available shortly following the call through the Investor Relations section of the Company’s website, www.jonesenergy.com.

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko basin of Texas and Oklahoma.  Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact:

Page Portas, 512-493-4834

Investor Relations Associate

Or

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expected use of proceeds from the transactions contemplated by the Arkoma Basin divestiture, and the Company’s continued marketing of non-core assets.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.